Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Associated Banc-Corp:

We consent to the use of our report incorporated by reference herein.

Our report refers to a change in the method of accounting for goodwill in 2002.

/s/  KPMG LLP

Chicago, Illinois
December 2, 2004